Exhibit 10.17

14310217	(3.2)

03-28-12

This Document Prepared by and after Recording Return to:

Alvin L. Kruse

Amy L. Kurland

Seyfarth Shaw LLP

131 South Dearborn Street

Suite 2400

Chicago, Illinois 60603

ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

THIS ABSOLUTE ASSIGNMENT OF RENTS AND LEASES dated as of  April 1, 2012 (this “Assignment”), is executed by WOODLAND HILLS HC PROPERTY HOLDINGS, LLC, a Georgia limited liability company (the “Assignor”), to and for the benefit of THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (the “Assignee”).

RECITALS:

A.            Pursuant to the terms of a Loan Agreement of even date herewith (the “Loan Agreement”), by and among the Assignor, Northridge HC&R Property Holdings, LLC, a Georgia limited liability company, Little Rock HC&R Property Holdings, LLC, a Georgia limited liability company (the Assignor together with Northridge HC&R Property Holdings, LLC and Little Rock HC&R Property Holdings, LLC, the “Borrowers”) and the Assignee, the Assignee has agreed to make a loan to the Borrowers in the principal amount of $21,800,000 (the “Loan”).  The Borrowers are executing a Promissory Note of even date herewith (the “Note”) payable to the order of the Assignee in the principal amount of $21,800,000 to evidence the Loan.

B.            As provided in the Loan Agreement, the Assignee may extend a revolving loan (the “Operator Loan”) to Little Rock HC&R Nursing, LLC, Northridge HC&R Nursing, LLC, and Woodland Hills HC Nursing, LLC, each a Georgia limited liability company (the “Operators”), pursuant to the “Operator Loan Documents” (as defined in the Loan Agreement).

C.            A condition precedent to the Assignee’s extension of the Loan to the Assignor, and to the making of the Operator Loan by the Assignee to the Operators, is the execution and delivery by the Assignor of this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.             Definitions.  All capitalized terms which are not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

2.             Absolute and Present Assignment.  The Assignor hereby bargains, grants, sells, transfers, conveys, sets over and assigns to the Assignee, it successors and assigns, as an Absolute Assignment and not merely one for security, all of the right, title and interest of the Assignor in and to (i) all of the rents, revenues, issues, profits, proceeds, receipts, income, accounts and other receivables arising out of or from the land legally described in Exhibit A attached hereto and made a part hereof and all buildings and other improvements located thereon (said land and improvements being hereinafter referred to collectively as the “Premises”), including, without limitation, lease termination fees, purchase option fees and other fees and expenses payable under any lease; (ii) all leases and subleases (collectively, “Leases”), now or hereafter existing, of all or any part of the Premises together with all guaranties of any of such Leases and all security deposits delivered by tenants thereunder, whether in cash or letter of credit; (iii) all rights and claims for damage against tenants arising out of defaults under the Leases, including rights to termination fees and compensation with respect to rejected Leases pursuant to Section 365(a) of the Federal Bankruptcy Code or any replacement Section thereof; and (iv) all tenant improvements and fixtures located on the Premises.  This Assignment is an absolute perfected and present transfer and assignment of the foregoing interests to the Assignee, and not an assignment for security purposes only, which secures:

(a)           Payment by the Borrowers when due of (i) the indebtedness evidenced by the Note and any and all renewals, extensions, replacements, amendments, modifications and refinancings thereof; (ii) any and all other indebtedness and obligations that may be due and owing to the Assignee by the Borrowers under or with respect to the “Loan Documents” (as defined in the Loan Agreement); and (iii) all costs and expenses paid or incurred by the Assignee in enforcing its rights hereunder, including without limitation, court costs and reasonable attorneys’ fees actually incurred;

(b)           Observance and performance by the Borrowers of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Borrowers or any other obligor to or benefiting the Assignee which are evidenced or secured by or otherwise provided in the Note, this Assignment or any of the other Loan Documents, together with all amendments and modifications thereof; and

(c)           Payment when due of (i) the Operator Loan and any and all renewals, extensions, replacements, amendments, modifications and refinancings thereof; and (ii) any and all other indebtedness and obligations that may be due and owing to the Assignee by any of the Operators under or with respect to the Operator Loan Documents.

3.             Representations and Warranties of Assignor.  The Assignor represents and warrants to the Assignee that:

(a)           This Assignment, as executed by the Assignor, constitutes the legal and binding obligation of the Assignor enforceable in accordance with its terms and provisions;

(b)           The Assignor is the lessor under all Leases;

(c)           There is no other existing assignment of the Assignor’s entire or any part of its interest in or to any of the Leases, or any of the rents, issues, income or profits assigned hereunder, nor has the Assignor entered into any agreement to subordinate any of the Leases or the Assignor’s right to receive any of the rents, issues, income or profits assigned hereunder;

(d)           The Assignor has not executed any instrument or performed any act which may prevent the Assignee from operating under any of the terms and provisions hereof or which would limit the Assignee in such operation; and

(e)           There are no defaults by the landlord and, to the Assignor’s knowledge, there are no material defaults by tenants under any Leases.

4.             Covenants of the Assignor.  The Assignor covenants and agrees that so long as this Assignment shall be in effect:

(a)           The Assignor shall not enter into any additional Leases, other than Leases which are entered into in the ordinary course of the Assignor’s business with individual patients under patient agreements;

(b)           The Assignor shall observe and perform all of the covenants, terms, conditions and agreements contained in the Leases to be observed or performed by the lessor thereunder, and the Assignor shall not do or suffer to be done anything to impair the security thereof.  The Assignor shall not (i) release the liability of any tenant under any Lease, (ii) consent to any tenant’s withholding of rent or making monetary advances and off setting the same against future rentals, (iii) consent to any tenant’s claim of a total or partial eviction, (iv) consent to a tenant termination or cancellation of any Lease, except as specifically provided therein, or (v) enter into any oral leases with respect to all or any portion of the Premises;

(c)           The Assignor shall not collect any of the rents, issues, income or profits assigned hereunder more than 30 days in advance of the time when the same shall become due, except for security or similar deposits;

(d)           The Assignor shall not make any other assignment of its entire or any part of its interest in or to any or all Leases, or any or all rents, issues, income or profits assigned hereunder, except as specifically permitted by the Loan Documents;

(e)           The Assignor shall not modify the terms and provisions of any Lease, nor shall the Assignor give any consent (including, but not limited to, any consent to any assignment of, or subletting under, any Lease, except as expressly permitted thereby) or approval required or permitted by such terms and provisions, or cancel or terminate any Lease, without the Assignee’s prior written consent;

(f)            The Assignor shall not accept a surrender of any Lease or convey or transfer, or suffer or permit a conveyance or transfer, of the premises demised under any Lease or of any interest in any Lease so as to effect, directly or indirectly, proximately or remotely, a merger of the estates and rights of, or a termination or diminution of the obligations of, any tenant thereunder; any termination fees payable under a Lease for the early termination or surrender thereof shall be paid jointly to the Assignor and the Assignee;

(g)           The Assignor shall not alter, modify or change the terms of any guaranty of any Lease, or cancel or terminate any such guaranty or do or permit to be done anything which would terminate any such guaranty as a matter of law;

(h)           The Assignor shall not waive or excuse the obligation to pay rent under any Lease;

(i)            The Assignor shall, at its sole cost and expense, appear in and defend any and all actions and proceedings arising under, relating to or in any manner connected with any Lease or the obligations, duties or liabilities of the lessor or any tenant or guarantor thereunder, and shall pay all costs and expenses of the Assignee, including court costs and reasonable attorneys’ fees actually incurred, in any such action or proceeding in which the Assignee may appear;

(j)            The Assignor shall give prompt notice to the Assignee of any notice of any default by the lessor under any Lease received from any tenant or guarantor thereunder;

(k)           The Assignor shall enforce the observance and performance of each covenant, term, condition and agreement contained in each Lease to be observed and performed by the tenants and guarantors thereunder and shall immediately notify the Assignee of any material breach by the tenant or guarantor under any such Lease;

(l)            The Assignor shall not permit any of the Leases to become subordinate to any lien or liens other than liens securing the indebtedness secured hereby or liens for general real estate taxes not delinquent;

(m)          The Assignor shall not execute hereafter any Lease unless there shall be included therein a provision providing that the tenant thereunder acknowledges that such Lease has been assigned pursuant to this Assignment and agrees not to look to the Assignee as mortgagee, mortgagee in possession or successor in title to the Premises for accountability for any security deposit required by lessor under such Lease unless such sums have actually been received in cash by the Assignee as security for tenant’s performance under such Lease; and

(n)           If any tenant under any Lease is or becomes the subject of any proceeding under the Federal Bankruptcy Code, as amended from time to time, or any other federal,

state or local statute which provides for the possible termination or rejection of the Leases assigned hereby, the Assignor covenants and agrees that if any such Lease is so terminated or rejected, no settlement for damages shall be made without the prior written consent of the Assignee, and any check in payment of damages for termination or rejection of any such Lease will be made payable both to the Assignor and the Assignee.  The Assignor hereby assigns any such payment to the Assignee and further covenants and agrees that upon the request of the Assignee, it will duly endorse to the order of the Assignee any such check, the proceeds of which shall be applied in accordance with the provisions of Section 8 below.

5.             Rights Prior to Default.  Unless or until an “Event of Default” (as defined in Section 6 hereof) shall occur and be continuing, the Assignor shall have the right and license to collect, at the time (but in no event more than 30 days in advance) provided for the payment thereof, all rents, issues, income and profits assigned hereunder, and to retain, use and enjoy the same.  Upon the occurrence of an Event of Default, the Assignor’s right and license to collect such rents, issues, income and profits shall immediately terminate without further notice thereof to the Assignor.  The Assignee shall have the right to notify the tenants under the Leases of the existence of this Assignment at any time.

6.             Events of Default.  Each of the following shall constitute an “Event of Default” under this Assignment:

(a)           The Assignor fails to pay any amount payable under this Assignment when any such payment is due in accordance with the terms hereof.

(b)           The Assignor fails to perform or observe, or to cause to be performed or observed, any other obligation, covenant, term, agreement or provision required to be performed or observed by the Assignor under this Assignment; provided, however, that:

(i)            If such failure can be cured solely by the payment of money, such failure shall not constitute an Event of Default unless it shall continue for a period of five days after written notice to the Assignor;

(ii)           If such failure cannot be cured solely by the payment of money and does not pose an emergency or dangerous condition or a material threat to the security for the Loan, such failure shall not constitute an Event of Default unless it shall continue for a period of 30 days after written notice to the Assignor; and

(iii)          If a failure described in (ii) above is of such a nature that it cannot reasonably be cured within such 30-day period, and if such failure is susceptible of cure, it shall not constitute an Event of Default if corrective action is instituted by the Assignor within such 30-day period and is diligently pursued and such failure is cured within 90 days after the occurrence of such failure.

(c)           The occurrence of an Event of Default under the Loan Agreement or any of the other Loan Documents.

7.             Rights and Remedies Upon Default.  At any time upon or following the occurrence and during the continuance of any Event of Default, the Assignee, at its option, may exercise any one or more of the following rights and remedies without any obligation to do so, without in any way waiving such Event of Default, without further notice or demand on the Assignor, without regard to the adequacy of the security for the obligations secured hereby, without releasing the Assignor or any guarantor of the Note from any obligation, and with or without bringing any action or proceeding to foreclose the Mortgage or any other lien or security interest granted by the Loan Documents:

(a)           The Assignee may declare the unpaid balance of the principal sum of the Note, together with all accrued and unpaid interest thereon, immediately due and payable.

(b)           The Assignee may enter upon and take possession of the Premises, either in person or by agent or by a receiver appointed by a court, and have, hold, manage, lease and operate the same on such terms and for such period of time as the Assignee may deem necessary or proper, with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to the Assignee, to make, enforce, modify and accept the surrender of Leases, to obtain and evict tenants, to fix or modify rents, and to do any other act which the Assignee deems necessary or proper.

(c)           The Assignee may either with or without taking possession of the Premises, demand, sue for, settle, compromise, collect, and give acquittances for all rents, issues, income and profits of and from the Premises and pursue all remedies for  enforcement of the Leases and all the lessor’s rights therein and thereunder.  This Assignment shall constitute an authorization and direction to the tenants under the Leases to pay all rents and other amounts payable under the Leases to the Assignee, without proof of default hereunder, upon receipt from the Assignee of written notice to thereafter pay all such rents and other amounts to the Assignee and to comply with any notice or demand by the Assignee for observance or performance of any of the covenants, terms, conditions and agreements contained in the Leases to be observed or performed by the tenants thereunder, and the Assignor shall facilitate in all reasonable ways the Assignee’s collection of such rents, issues, income and profits, and upon request will execute written notices to the tenants under the Leases to thereafter pay all such rents and other amounts to the Assignee.

(d)           The Assignee may make any payment or do any act required herein of the Assignor in such manner and to such extent as the Assignee may deem necessary, and any amount so paid by the Assignee shall become immediately due and payable by the Assignor with interest thereon until paid at the Default Rate and shall be secured by this Assignment.

8.             Application of Funds.  Except as otherwise provided in the Mortgage or by applicable law, all sums collected and received by the Assignee out of the rents, issues, income and profits of the Premises following the occurrence of any one or more Events of Default shall be applied in such order as the Assignee shall elect in its sole and absolute discretion.

9.             Limitation of the Assignee’s Liability.  The Assignee shall not be liable for any loss sustained by the Assignor resulting from the Assignee’s failure to let the Premises or from any other act or omission of the Assignee in managing, operating or maintaining the Premises following the occurrence of an Event of Default.  The Assignee shall not be obligated to observe, perform or discharge, nor does the Assignee hereby undertake to observe, perform or discharge any covenant, term, condition or agreement contained in any Lease to be observed or performed by the lessor thereunder, or any obligation, duty or liability of the Assignor under or by reason of this Assignment.  The Assignor shall and does hereby agree to indemnify, defend (using counsel satisfactory to the Assignee) and hold the Assignee harmless from and against any and all liability, loss or damage which the Assignee may incur under any Lease or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against the Assignee by reason of any alleged obligation or undertaking on the Assignee’s part to observe or perform any of the covenants, terms, conditions and agreements contained in any Lease; provided, however, in no event shall the Assignor be liable for any liability, loss or damage which the Assignee incurs as a result of the Assignee’s gross negligence or willful misconduct.  Should the Assignee incur any such liability, loss or damage under any Lease or under or by reason of this Assignment, or in the defense of any such claim or demand, the amount thereof, including costs, expenses and reasonable attorneys’ fees actually incurred, shall become immediately due and payable by the Assignor with interest thereon at the Default Rate and shall be secured by this Assignment.  This Assignment shall not operate to place responsibility upon the Assignee for the care, control, management or repair of the Premises or for the carrying out of any of the covenants, terms, conditions and agreements contained in any Lease, nor shall it operate to make the Assignee responsible or liable for any waste committed upon the Premises by any tenant, occupant or other party, or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, occupant, licensee, employee or stranger.  Nothing set forth herein or in the Mortgage, and no exercise by the Assignee of any of the rights set forth herein or in the Mortgage shall constitute or be construed as constituting the Assignee a “mortgagee in possession” of the Premises, in the absence of the taking of actual possession of the Premises by the Assignee pursuant to the provisions hereof or of the Mortgage.

10.           No Waiver.  Nothing contained in this Assignment and no act done or omitted to be done by the Assignee pursuant to the rights and powers granted to it hereunder shall be deemed to be a waiver by the Assignee of its rights and remedies under any of the Loan Documents.  This Assignment is made and accepted without prejudice to any of the rights and remedies of the Assignee under the terms and provisions of such instruments, and the Assignee may exercise any of its rights and remedies under the terms and provisions of such instruments either prior to, simultaneously with, or subsequent to any action taken by the Assignee hereunder.  The Assignee may take or release any other security for the performance of the obligations secured hereby, may release any party primarily or secondarily liable therefor, and may apply any other security held by it for the satisfaction of the obligations secured hereby without prejudice to any of the Assignee’s rights and powers hereunder.

11.           Further Assurances.  The Assignor shall execute or cause to be executed such additional instruments (including, but not limited to, general or specific assignments of such Leases as the Assignee may designate) and shall do or cause to be done such further acts, as the

Assignee may request, in order to permit the Assignee to perfect, protect, preserve and maintain the assignment made to the Assignee by this Assignment.

12.           Security Deposits.  The Assignor acknowledges that the Assignee has not received for its own account any security deposited by any tenant pursuant to the terms of the Leases and that the Assignee assumes no responsibility or liability for any security so deposited.

13.           Compliance with Law of State.

(a)           If any provision in this Assignment shall be inconsistent with any provision of the applicable laws of the State in which the Premises are located, such laws shall take precedence over the provisions of this Assignment, but shall not invalidate or render unenforceable any other provision of this Assignment that can be construed in a manner consistent with such laws.

(b)           If any provision of this Assignment shall grant to the Assignee any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in the Assignee under applicable laws of the State in which the Premises are located in the absence of said provision, the Assignee shall be vested with the powers, rights and remedies granted by such laws to the full extent permitted by law.

14.           Severability.  If any provision of this Assignment is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Assignee and the Assignor shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Assignment and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

15.           Incorporation of Sections 12.2 and 12.3 of Loan Agreement.  The provisions of Sections 12.2 ad 12.3 of the Loan Agreement are hereby incorporated into and made a part of this Assignment.

16.           Successors and Assigns.  This Assignment is binding upon the Assignor and its legal representatives, successors and assigns, and the rights, powers and remedies of the Assignee under this Assignment shall inure to the benefit of the Assignee and its successors and assigns.

17.           Prior Agreements; No Reliance; Modifications.  This Assignment shall represent the entire, integrated agreement between the parties hereto relating to the subject matter of this Assignment, and shall supersede all prior negotiations, representations or agreements pertaining thereto, either oral or written.  The Assignor acknowledges it is executing this Assignment without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein.  This Assignment and any provision hereof shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties to this Assignment.

18.           Duration.  This Assignment shall become null and void at such time as the Assignor shall have paid the principal sum of the Note, together with all interest thereon, and shall have fully paid and performed all of the other obligations secured hereby and by the other Loan Documents.  The recording of a satisfaction of the Mortgage by the Assignee shall terminate this Assignment.

19.           Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of Arkansas.

20.           Notices.  All notices, demands, requests and other correspondence which are required or permitted to be given hereunder shall be deemed sufficiently given when delivered or mailed in the manner and to the addresses of the Assignor and the Assignee, as the case may be, as specified in the Mortgage.

21.           Captions.  The captions and headings of various Sections of this Assignment and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

22.           Gender and Number.  Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders.  Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.

23.           Execution of Counterparts.  This Assignment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.  Receipt of an executed signature page to this Assignment by facsimile or other electronic transmission shall constitute effective delivery thereof.  An electronic record of this executed Assignment maintained by the Assignee shall be deemed to be an original.

24.           Construction.  Each party to this Assignment and legal counsel to each party have participated in the drafting of this Assignment, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Assignment.

25.           Litigations Provisions.

(a)           Consent to Jurisdiction.  THE ASSIGNOR CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, AND OF ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED, IN WHICH ANY LEGAL PROCEEDING MAY BE COMMENCED OR PENDING RELATING IN ANY MANNER TO THIS ASSIGNMENT, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.

(b)           Consent to Venue.  THE ASSIGNOR AGREES THAT ANY LEGAL PROCEEDING RELATING TO THIS ASSIGNMENT, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT AGAINST THE ASSIGNOR IN ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OR ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED.  THE ASSIGNOR WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT AND WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE FROM ANY SUCH COURT.

(c)           No Proceedings in Other Jurisdictions.  THE ASSIGNOR AGREES THAT IT WILL NOT COMMENCE ANY LEGAL PROCEEDING AGAINST THE ASSIGNEE RELATING IN ANY MANNER TO THIS ASSIGNMENT, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OR IF A LEGAL PROCEEDING IS COMMENCED BY THE ASSIGNEE AGAINST THE ASSIGNOR IN A COURT IN ANOTHER LOCATION, BY WAY OF A COUNTERCLAIM IN SUCH LEGAL PROCEEDING.

(d)           Waiver of Jury Trial.  THE ASSIGNOR HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS ASSIGNMENT, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.

[SIGNATURE PAGE(S) AND EXHIBIT(S),

IF ANY, FOLLOW THIS PAGE]

IN WITNESS WHEREOF, the Assignor has executed and delivered this Assignment as of the day and year first above written.

WOODLAND HILLS HC PROPERTY HOLDINGS, LLC

By	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

- AdCare Little Rock Owner Loan Assignment of Rents (Woodland Hills) -

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ACKNOWLEDGMENT

STATE OF GEORGIA	)
) ss:
COUNTY OF COBB	)

On this day, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Christopher F. Brogdon, to me personally well known, who stated that he is the Manager of Woodland Hills HC Property Holdings, LLC, a Georgia limited liability company and was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of said company, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 1st day of April, 2012.

/s/ Ellen W. Smith
Notary Public

My Commission Expires:

January 30, 2016
(S E A L)

- AdCare Little Rock Owner Loan Assignment of Rents (Woodland Hills) -

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